Exhibit 21.1

Subsidiaries of the Registrant

Limelight Digital Networks (Irl) Ltd. incorporated in Ireland
Limelight Mainstreet Tempe, LLC incorporated in Arizona
Limelight Metro Services, LLC incorporated in Arizona
Limelight Networks Australia Pty Ltd. incorporated in Australia
Limelight Networks Austria GmbH incorporated in Austria
Limelight Networks Canada Inc. incorporated in Canada
Limelight Networks Colombia S.A.S incorporated in Colombia
Limelight Networks Do Brasil Ltda incorporated in Brazil
Limelight Networks France SARL incorporated in France
Limelight Networks Germany GmbH incorporated in Germany
Limelight Networks Hong Kong Limited incorporated in Hong Kong
Limelight Networks India Private Limited incorporated in India
Limelight Networks International, Inc. incorporated in Delaware
Limelight Networks Israel Ltd. incorporated in Israel
Limelight Networks Italia S.r.l. incorporated in Italy
Limelight Networks Japan, Ltd. incorporated in Japan
Limelight Networks Korea Ltd. incorporated in Korea
Limelight Networks Mexico, S. de R.L. de C.V. incorporated in Mexico
Limelight Networks Netherlands B.V. incorporated in Netherlands
Limelight Networks Singapore PTE LTD. incorporated in Singapore
Limelight Networks Spain S.L. incorporated in Spain
Limelight Networks Sweden AB incorporated in Sweden
Limelight Networks (UK) Limited incorporated in the United Kingdom
Limelight Networks VPS, Inc. incorporated in Delaware
Limelight Web Technologies (IL) Ltd., incorporated in Israel